                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.17

                                                             07/20/90



                         REGIONAL AFFILIATE AGREEMENT

This Agreement is made and entered into between CUE Paging Corporation, a Delaware corporation, with its principal offices at 2737 Campus Drive, Irvine, California ("CUE"), and CR, INC. (COMMUNICATIONS RESOURCES) with its principal place of business at 2100 N. Hwy. 360, #1307, Grand Prairie, Tx. 75050 ("Affiliate").

Whereas CUE provides National Telecommunications Services using 57 KHz subcarriers of FM broadcast stations and offers nationwide network services which qualify under Part 90 of the Federal Communications Commission's Rules and Regulations;

And whereas, the Affiliate wishes to purchase Airtime and Network services from CUE to offer nationwide and regional paging services in the Service Area, identified in Schedule "A";

Now therefore, in consideration of the foregoing and the representations and warranties contained in this Agreement, the parties agree as follows:

1. SERVICE AREA. CUE hereby grants to the Affiliate the exclusive right to purchase Airtime and Network services from CUE in the Service Area identified in Schedule "A" for the purpose of providing regional paging and the non-exclusive right to purchase Airtime and Network services for the purpose of providing nationwide paging in the Service Area.

1.1  The Affiliate agrees:

     (a) not to provide paging services using the CUE Network to subscribers not located in the Service Area;

     (b) not to use FM subcarrier pagers other than pagers supplied by CUE pursuant to Paragraph 9 of this Agreement during the first two (2) years of this Agreement; and

     (c) not to use an FM subcarrier Network other than the CUE Network or to purchase FM subcarrier Airtime from any party other than CUE during the term of the Agreement unless the CUE Network does not have sufficient capacity.

2. NETWORK CHARGES. The Affiliate agrees to purchase Network services for FM subcarrier paging from CUE and to pay CUE:

     (a)  a one-time installation charge of $ ******** payable on execution of
                                             ---------
          this Agreement or on the date the regional FM subcarrier transmitter commences, whichever is later; and

     (b)  a monthly charge of $ *******.
                               --------

3. AIRTIME CHARGES. The Affiliate agrees to purchase Airtime on the CUE Network at a rate of $***** per month per pager for nationwide service and $**** per month per pager for regional service provided that:

     (a) the minimum average Airtime charge per pager shall be at least $**** per month; and

     (b) the minimum amount paid to CUE for Airtime by the Affiliate shall be $****** per month per MSA as defined in Schedule "A".

3.1 The Affiliate agrees to provide a list of all pager cap codes in service in the Service Area and to provide the additions and deletions on the 30th day of each month thereafter during the term of this Agreement. This information shall be provided by fax to the fax number specified in Paragraph 26.

3.2 REGIONAL PAGING DEFINITION. Regional Paging is defined as paging service in 5 contiguous states as defined in Schedule "B".

4. PRICE INCREASES. It is agreed that the monthly Airtime and Network charges set out in Paragraphs 2 and 3 above shall remain constant for year 1990 at the prices set out therein. Thereafter, these charges may be increased or decreased at the sole discretion of CUE, provided that the price increase in any year will not exceed the increase in the United States All Cities Consumer Price Index for that year over the previous year.


***Denotes portions omitted pursuant to a request for confidential treatment.

5. TELEPHONE CHARGES. The Affiliate agrees to pay CUE the amount of $**** per month for each regional pager using the CUE 800 telephone service. This charge does not apply if the Affiliate incurs the cost of transmitting the page to CUE's terminal.

6.   SERVICE ESTABLISHMENT.   The Affiliate agrees to pay to CUE a fee of $****
     each time Affiliate activates a pager.

7. EFFECTIVE DATE. The monthly Network and Airtime charges commence on the date this Agreement is executed or on the date the regional FM subcarrier transmitter commences, whichever is later.

8. COOPERATIVE MARKETING PROGRAM. The Affiliate and CUE each agree to fund a national advertising program by an amount equal to $**** per month per pager using the CUE network in the MSA. This amount shall be paid monthly and shall be used to fund national marketing activities of mutual benefit to the Affiliate and CUE.

9. EQUIPMENT SUPPLY. CUE agrees to supply the Affiliate with pagers which operate on the CUE Network at a price of $*** per pager, payable within thirty (30) days of shipment by CUE of such pagers, provided that the
     Affiliate:

     (a) provides CUE with monthly ninety (90) day rolling forecasts indicating the number of pagers that the Affiliate desires to purchase or lease from CUE; and

     (b) purchases FM subcarrier pagers exclusively from CUE during the first two (2) years of this Agreement.

9.1 EQUIPMENT LEASE. CUE will make available a lease program which provides that the pagers can be leased on a thirty-six (36) month lease at $*** per month provided that:

     (a) the Affiliate meets the usual commercial credit requirements imposed by third party leasing organizations; and

(b) the Affiliate meets all the requirements specified in Paragraphs 9 (a) and 9 (b).

9.2 ROLLING FORECAST. In each rolling forecast, the number of pagers forecasted for the first thirty (30) days shall be 100% firm, the number


***Denotes portions omitted pursuant to a request for confidential treatment.

     of pagers forecasted for the second thirty (30) days shall be 75% firm and the number of pagers forecasted for the third thirty (30) day period shall be 50% firm.

9.3 The rolling forecast is to be provided by the Affiliate to CUE by the 15th day of each and every month during the term of this Agreement. The first rolling forecast will be provided to CUE the fourteenth (14th) day after the execution of this Agreement.

9.4 PRICE INCREASES. The price for the pager, specified in Paragraph 9 above, shall remain constant in the years 1990 and 1991 and thereafter may be changed at the sole discretion of CUE provided that the price change shall not exceed the charge in the United States All Cities Consumer Price Index for each year after 1991 over 1990.

10. REGULAR WARRANTY. CUE warrants all pagers supplied hereunder against defects in material and workmanship. CUE further warrants that the pager will respond correctly to at least forty-eight (48) of fifty (50) pages when tested under laboratory conditions (the performance standard). CUE will repair or replace all pagers sold hereunder that are defective in material or workmanship warranted under normal conditions of service (defined as including normal wear and tear, but excluding abuse or improper treatment) or failure to meet the performance standard at any time within one year of delivery.

10.1 EXTENDED WARRANTY. CUE will agree to extend the foregoing warranty for one year periods up to a total of three years for an annual fee not to exceed 10% of the Affiliate's original sales price.

10.2 LIMITATION OF WARRANTY. The aforesaid warranties are expressly in lieu of all other conditions and warranties, express, implied or statutory, including without limitation any obligations and liabilities of CUE with respect to any defect or deficiency applicable to or resulting directly or indirectly from the products supplied hereunder, whether in contract or in tort, or otherwise. CUE's warranty liability shall under no circumstances exceed the invoice price of any product for which the warranty claim is made, nor shall CUE in any event be liable for consequential or special damages or lost profits. In the absence of evidence satisfactory to CUE as to the actual date of sales of any product for use, such date shall for the purpose of this paragraph be deemed to be sixty (60) days from the date of sale to the Affiliate.

11. PAYMENT TERMS. Payment for pagers will be due within thirty (30) days of receipt and in the event of any failure to pay within this term the Affiliate shall provide CUE with a Letter of Credit in an amount equal to all future pager orders, which Letter of Credit shall be implemented prior to shipment.

     11.1 Payment for Airtime is due upon receipt of invoice, on the basis of the number of pagers in service on the 30th day of the previous month. In the event of failure to pay, the Affiliate shall provide CUE with a Letter of Credit in an amount equal to all future Airtime charges, which Letter of Credit shall be implemented prior to the date of the next invoice.

     11.2 The Affiliate agrees to pay CUE interest on any amounts unpaid after the thirty (30) day period at the rate of prime plus two (2%) percent. In the event of any failure to pay for pagers or airtime within the thirty (30) days the Affiliate shall provide CUE with a Letter of Credit in an amount equal to all future pager orders or monthly airtime charge, which Letter of Credit shall be implemented prior to shipment or service.

     12 USE OF RESELLERS. Affiliate agrees not to resell or re-lease the pagers or airtime to any other party unless the other party agrees in writing to restrict its activities to the Service Area where the Affiliate is authorized to provide service pursuant to the Agreement and to be bound by Paragraph 1.1 in this Agreement.

     12.1 If the reseller violates this Agreement, the Affiliate agrees upon receiving notice from CUE to immediately cease the resale or release of the pager to the reseller contravening the Agreement. The Affiliate will provide CUE with the name and address of all resellers the Affiliate has contracted with.

     13. NATIONAL ACCOUNTS. The Affiliate agrees to participate in the National Accounts Program described in Paragraph 13.1 below.

     13.1 The Affiliate agrees that the National Accounts specified in the attached Schedule "C" shall be billed by CUE directly and such National Accounts shall be CUE owned subscribers provided that:

            (a) in the event the Affiliate sells paging services in its MSA to a National Account, the Affiliate shall receive a one-time fee of $*** per National Account if;

                    (i) the Account has not already been signed by CUE as a National Account;

                    (ii) the Affiliate signs the National Account to an
                         agreement on CUE's National Account Program; and


***Denotes portions omitted pursuant to a request for confidential treatment.

               (iii) the aggregate orders in the first six (6) months are for a minimum of fifty (50) pagers;

          (b) the Affiliate will also receive a commission of $***** per month for each National Account pager sold and installed in the Affiliate's Service Area so long as such pagers are active and paid for;

          (c) the Affiliate will receive a commission of $**** per month for each National Account pager signed by the Affiliate where the pager is located outside the Service Area; and

          (d) the Affiliate will receive a service fee of $**** per month per pager for each National Account pager shipped into the Service Area as a result of the sale by CUE or another Affiliate to such National Account.

          (e) the above commissions will be reduced to the extent that it is necessary to reduce the end user price below the rates established in CUE's Rate Card.

     14. NATIONAL MESSAGE CENTER. The Affiliate agrees to provide all nationwide subscribers with access to the CUE National Voice Message Center. The Affiliate shall pay to CUE an amount equal to $**** per minute for use of such services. The Affiliate also agrees to offer to nationwide subscribers "CUE 800 VOice Messaging on the terms specified in Schedule "D".

     15. DEFAULT. In the event the Affiliate defaults with respect to any of the terms or conditions of this Agreement, including all amendments and schedules attached hereto and incorporated herein by reference, or fails to make any payment required hereunder for thirty (30) consecutive days, and if within thirty (30) days written notice from CUE of such violation, the Affiliate does not correct any such violation, or if such violation is willful, then CUE shall have the right of cancellation of this Agreement by giving the Affiliate thirty
          (30) days written notice. If this occurs, the Affiliate shall transfer to CUE all of the Affiliate's current subscribers using or being provided with nationwide of regional services in the Service Area. All contracts, billing data and other pertinent information shall be transferred to CUE within ten (10) days of the notice from CUE.

     15.1 Upon transferring current subscribers to CUE, and CUE finding such subscribers current in their payments, the Affiliate shall receive compensation equal to $****** per pager, which compensation shall be first applied to any outstanding indebtedness to CUE. In the occurrence of an Event of Default, the Affiliate not only agrees to


***Denotes portions omitted pursuant to a request for confidential treatment.

     transfer the Affiliate's subscribers to CUE as provided for in Paragraph 15 above, but also agrees to cease using any CUE service mark, trademark and/or name in the Service Area.

16. OTHER AGREEMENTS. The Affiliate agrees not to enter into any agreements relating to paging except local paging with conpanies engaged in supply of paging services without CUE's prior written approval.

17. GOVERNMENT REGULATIONS. Services provided under this Agreement by both parties shall be in accordance with all applicable rules and regulations of the Federal Communications Commission and any applicable State Regulatory Commission.

18. CONTROL OF NETWORK. CUE will use its best effort to maintain and improve the quality of the network, however, it us understood that the control and responsibility for the standards and quality of nationwide and regional data distribution services supplied by CUE shall be retained, rest and remain solely the prerogative and obligation of CUE. No provision of this Agreement shall be construed as vesting in the Affiliate any control whatsoever of CUE's radio communications facilities and operations. The Affiliate shall promptly, upon the day of receipt, report to CUE any complaints received from subscribers relating to the nationwide or regional services provided by CUE under this Agreement.

19. SERVICE. Each party shall make reasonable efforts to provide continuous, uninterrupted and errorless services to the other hereunder, but in no event shall the providing party be liable to the receiving party for damages incurred by it or its subscribes on account of any failure to provide such services. In the event service is discontinued for more than 24 consecutive hours CUE shall provide a credit to the Affiliate equal to an airtime charge for the period when Service was unavailable.

20. NO REPRESENTATIONS OR WARRANTIES. Except as provided in Paragraph 10 of this Agreement, the Affiliate shall not make any representations or warranties, either expressed or implied, in regard to the nationwide and regional services or pagers provided by CUE hereunder. The nationwide and regional services and/or pagers shall carry only such warranties as shall be provided in writing by CUE. CUE MAKES NO WARRANTIES, WITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO

20. NO REPRESENTATIONS OR WARRANTIES. Except as provided in Paragraph 10 of this Agreement, the Distributor shall not make any representations or warranties, either expressed or implied, in regard to the nationwide and regional services or pagers provided by CUE hereunder. The nationwide and regional services and/or pagers shall carry only such warranties as shall be provided in writing by CUE. CUE MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NATIONWIDE AND REGIONAL SERVICES OR THE PAGERS PROVIDED HEREUNDER.

21. INDEPENDENT CONTRACTORS. The respective parties hereto are independent contractors and nothing herein shall be deemed to create a relationship of partnership, joint venture, principal and agent or franchisee. The Agreement does not entitle either party to make commitments of any kind for the account of the other party as agent or otherwise or to assume or create any obligations, express or implied, on behalf of the other party, or to bind the other party in any respect and each agrees to and will indemnify and hold the other party harmless in this regard.

22. COVERAGE OF SIGNAL. CUE's Nationwide Network shall provide adequate coverage for nationwide and regional paging services in the Service Area to the Distributor. CUE will expand the coverage in the Service Area at the request of the Distributor provided the Distributor and CUE mutually agree on the appropriate increase in the local Distributor charge.

23. TERMINATION. If the Distributor violates any provisions of this Agreement, including all amendments and exhibits hereto, or fails to perform any obligations hereunder and if upon being given thirty (30) days' written notice by CUE of such violation, the Distrubutor does not correct any such violations, or if such violation is willful, then CUE shall have the right of cancellation of this Agreement by giving the Distributor sixty (60) days' written notice. If this occurs, CUE shall have the right to require the Distributor to transfer its subscribers to CUE in accordance with the provisions of Paragraph 14 above.

23.1 If CUE violates any provision of this Agreement or fails to perform any obligations hereunder and if upon being given thirty (30) days' written notice by the Distributor or such violations CUE does not correct any such violation, or if such violation is willful, then the Distributor shall have the right of cancellation of this Agreement by giving CUE sixty (60) days' written notice.

23.2 Notwithstanding the provision of Paragraph 22 above, the Agreement shall automatically terminate, at the option of CUE, upon the occurrence of (1) the Distributor ceasing to provide nationwide or regional services hereunder for any reason, (2) the Distributor making any general assignment or trust mortgage for the benefit of creditors or is adjudged a bankrupt. In such event, CUE shall have an immediate right to cancel this Agreement.

23.3 The parties recognize that the services offered by both parties are communications services and that the termination of this Agreement cannot be permitted to interfere with the continuity of such services to all subscribers. Therefore, termination of this Agreement shall be effected in such "best efforts" manner by both parties as to avoid, insofar as possible, that if upon default the Distributor does not transfer the subscribers to CUE as provided in paragraph 14 above, CUE may immediately deactivate or invalidate the Distributor's subscribers upon notice to the Distributor.

24 DISCONTINUANCE OF OPERATIONS. In the event that CUE decides for any reason to discontinue Network operations or services provided hereunder, CUE shall:

     (a) give the Distributor at least ninety (90) days' notice of discontinuance of operation;

     (b) if requested, assign any FM subcarrier agreements used to provide service in the Service Area to the Distributor; and

     (c) offer to sell the Distributor, at the then depreciated cost, any equipment located at the radio station, necessary to operate on the FM subcarrier paging system.

     23.3 The Parties recognize that the services offered by both parties are communications services and that the termination of this Agreement cannot be permitted to interfere with the continuity of such services to all subscribers. Therefore, termination of this Agreement shall be effected in such "best efforts" manner by both parties as to avoid, insofar as possible, any interuption of services to subcribers provided, however that if upon default the Affiliate does not transfer the subscribers to CUE as provided in paragraph 15 above, CUE may immediately deactivate or invalidate the Affiliate's subscribers upon notice to the Affiliate.

     24. DISCONTINUANCE OF OPERATIONS. In the event that CUE decides for any reason to discontinue Network operations or services provided hereunder, CUE shall;

          (a) give the Affiliate at least ninety (90) days notice of discontinuance of operation;

          (b) if requested, assign any FM subcarrier agreements used to provide service in the Service Area to the Affiliate; and

          (c) offer to sell the Affiliate, at the then depreciated cost, any equipment located at the radio station, necessary to operate on the FM subcarrier paging system. If the Affiliate elects to purchase the radio station equipment pursuant to this paragraph; the Affiliate shall receive a credit up to the amount or the one time Network charge paid under paragraph 2(a) of this Agreement or a similar provision under a previous agreement.

     25. TRADENAMES. The Affiliate shall provide nationwide and regional paging services under its own name provided that whenever the Affiliate advertises paging services, the advertisement shall contain the following logo:

                   [LOGO OF NATIONWIDE NETWORK APPEARS HERE]

     25.1 Any other use of the CUE name or logo requires the prior written approval of CUE.

          26. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by certified mail, return receipt requested, or mailed to the parties at the following addresses:

          If to the Affiliate: CR, INC. (COMMUNICATIONS RESOURCES)
                               ATTN:   President
                               P.O. Box 120861
                               Arlington, Texas 76012
                               FAX (214) 660-1398

          If to CUE:           CUE Paging Corporation
                               Attention: President
                               2737 Campus Drive
                               Irvine, California 92715
                               Fax No. 714-833-9336

          27. ASSIGNMENT. This Agreement and the rights granted may not be assigned or transferred in whole or in part by the Affiliate without prior written consent of CUE, which consent will not be unnecessarily withheld. Such consent shall also be required in the event that the controlling shareholder interest in the Affiliate changes which consent will not be unreasonably withheld. This Agreement shall be binding upon and adhere to the benefit of the parties hereto and their approved successors and assigns.

          27.1 Consent is not required in the case of a transfer to a related party. A Related Party is defined as a party in which the Affiliate has a controling shareholder interest.

          27.1 In the case of a transfer to a non-related party, CUE shall have a first right of refusal to acquire the interest in the Agreement or interest in the Affiliate on terms identical to those agreed to by the non-related party. CUE must exercise this first right of refusal within thirty (30) days of being given notice by the Affiliate, which notice must contain the terms on which the purchaser has agreed to acquire the Agreement or Affiliate.

          28. SEVERABILITY. If any of the provisions contained in this Agreement are deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired hereby.

          29. MISCELLANEOUS. This Agreement, including all amendments, and schedules;

     (a) constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral. Any variation of this Agreement must be made in writing and signed by both CUE and the Affiliate;

     (b) except as expressly stated herein, is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; and

     (c)  shall be governed by the laws of the State of New York.


30. TERM. The term of this Agreement is ten (10) years, subject to renewal for a further ten year term at the option of the Affiliate if the Affiliate is not in default in any payment or the terms and conditions of this Agreement at the renewal date. The Affiliate shall give CUE 180 days notice if the Affiliate intends to renew.

     IN WITNESS wherever the parties hereto have caused this Agreement to be executed by their duly authorized officers this 20 day of August, 1990.


                                        CUE PAGING CORPORATION

/s/ Carol Browning                  By: /s/ Gordon E. Kaiser
----------------------                ---------------------------------
Witness                            Title: Chairman
                                         ------------------------------
                                         CR, INC. (COMMUNICATIONS RESOURCES)

/s/ Lori Schilling                  By: /s/ Larry Simmons
----------------------                ---------------------------------
                                         Larry Simmons
Witness                            Title: President
                                         ------------------------------

                                 SCHEDULE "A"

                                 SERVICE AREA

--------------------------------------------------------------------------------

MARKET                                           MSA NO

DALLAS/FT. WORTH                                  009

                                 SCHEDULE "B"

                             DEFINITION OF REGION

--------------------------------------------------------------------------------

TEXAS, NEW MEXICO, OKLAHOMA, ARKANSAS, LOUISIANA

                                 SCHEDULE "C"

                               NATIONAL ACCOUNTS

--------------------------------------------------------------------------------

National Accounts are defined as:

     (a) All Corporations and subsidiaries listed in the annual Fortune "500" list published by Fortune Magazine and,

     (b)  the Federal Government

                                 SCHEDULE "D"

                                    CUE 800


CUE provides both paging and non-paging subscribers with CUE 800 Message Service on the terms listed below. CUE Distributors are entitled to act as Resellers of the service and receive rebates and monthly residuals indicated in the Reseller Rebate Schedule. All accounts will be billed directly by CUE.

A.   SERVICE DESCRIPTION

     THE 1-800 NETWORK (BASIC SERVICE) INCLUDES:

          YOUR OWN PERSONAL 1-800 NUMBER

          Unlimited calls

          Voice Mailbox capable of:

                         60 Messages
                         5  Minutes in length max
                         7  Day hold time if the message is "Played"
                         14 Day hold time if the message is "Unplayed"

     ADDITIONAL FEATURES INCLUDE:

               .    Toll Saver
               .    Speed Dial
               .    Directories
               .    Bulletin Boards
               .    "Make a Message" for others in the network
               .    "Make a Message" for Groups of users in the network
               .    "Give a Message" to other users in the network
               .    Rotational Boxes (for additional message storage over 60 min
               .    Time and Date stamp on all messages received

B. SERVICE RATE SCHEDULE

     Subscription Fee (One time)....................$*****
     1-800 Network (Basic Service) per month........$*****

               Plus ************** U.S. Origination or
              ************** Canadian Origination (U.S. Dollars)


C. RESELLER REBATE SCHEDULE:

PRODUCT OF SERVICE              RATE OF CHARGE       RESELLER PERCENT OR REBATE

Subscriber installation fee     not to exceed        ****************
                                $******              installation
                                $*************
                                *************
                                ******************
                                ********

1-800 based voice phone         Currently            ***************
service/user fees               $***********         ******************
                                                     ****************


The ***************************************** shall be paid to Reseller by CUE on or before the 15th day of each calendar month for prior months receipts.

Reseller will collect from subscriber a ******************************** **************** as well as a completed application, and immediately submit all directly to CUE. Upon receipt of all good funds, CUE will return subscriber ***************** as stated above in Reseller Percent or Rebate Schedule to Reseller.

For the purpose of this Agreement, "net usage" shall be defined as subscriber's 1-800 usage fees less telephone use expenses and bad debt.


***Denotes portions omitted pursuant to a request for confidential treatment.

                   Amendment to Regional Affiliate Agreement
                              Dated July 24, 1990


The following clause is added to the said agreement:

31. "Most Favored Nation. CUE agrees that all Affiliates will be required to enter an agreement substantially the same as this Agreement and if more advantageous terms or prices are offered to any other Affiliate such terms shall be immediately offered to all Affiliates.


Agreed to this twenty-fourth day of July, 1990 by Cue Paging Corporation and Communications Resources.

CUE PAGING CORPORATION                      COMMUNICATIONS RESOURCES

/s/ Gordon E. Kaiser                        /s/ Larry Simmons
--------------------------                  ----------------------------

Chairman                                       President
--------------------------                  ----------------------------

                       [LETTERHEAD OF CUE APPEARS HERE]

July 24, 1990


Larry Simmons
C R, Inc
P.O. Box 120861
Arlington, TX 76012

Dear Larry;

This will confirm that Paragraph 1 of the Regional Affiliate Agreement provides that CUE grants to the Affiliate the exclusive right to purchase Airtime from CUE in the Service Area for the purpose of providing regional paging.

Accordingly, CUE will not permit any other distributor to provide regional paging in the Service Area with out the Affiliate's permission.

This will also confirm that CUE is registered owner of the CUE logo and trademark and will take all necessary steps to prevent any unauthorized use of this trademark. We would be grateful if you bring any authorized use to CUE's immediate attention.

Yours truly,

/s/ Gordon E. Kaiser

Gordon E. Kaiser
Chairman and Chief Executive Officer

                 [LETTERHEAD OF SELTECHSATELLITE APPEARS HERE]


July 26, 1990

Larry Simmons
Communication Resources
Arlington, Texas
Fax (214) 660-1398

Dear Larry

This will confirm that Cue is prepared to amend the Affiliate Agreement to include the following:

     Within 30 days of execution of this Agreement Cue will assign to the Affiliate any market agreements with parties currently acting as sales agents on general area marketing representatives of Cue in the service area including the agreement of September 9, 1989 between Cue and CECO.

     If the above is acceptable please sign below and return by fax to the fax number above.

     This offer will remain open until 5:00pm Eastern time July 31, 1990.


                                                        Gordon E. Kalser
                                                        Chairman and Chief
                                                        Executive Officer
                                                        Cue Paging Corporation

Larry Simmons
-------------------------------------
Agreed and accepted this
20 August, 1990